UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2026, Atara Biotherapeutics, Inc., (the “Company”) entered into an Amendment (the “Amendment”) to the Purchase and Sale Agreement dated as of December 20, 2022 (the “Agreement”) with HCR Molag Fund, L.P. (“HCR”). Under the terms of the Amendment, HCR agreed to amend the due date of the one-time of $9.0 million cash payment associated with the achievement of a certain milestone within the Amended and Restated Commercialization Agreement dated October 31, 2023 with Pierre Fabre Medicament, as amended, from June 30, 2026 to January 1, 2028. In connection with the Amendment, the Company issued a warrant to purchase up to 400,000 shares of the Company’s Common Stock (the “Warrant”).

The exercise price of the Warrant is equal to $0.0001 per share, subject to adjustment as provided therein, and the Warrants will be exercisable immediately and has no expiration date. The holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Warrant may be exercised through a cashless exercise, in which the net number of shares of Common Stock to be issued is determined according to a formula set forth in the Warrant.

The foregoing is only a summary of the terms of the Amendment and the Warrant and does not purport to be complete and is qualified in its entirety by reference to the full text of: (i) the Amendment, a copy of which is filed herewith as Exhibit 10.1; and (ii) the Warrant, a copy of which is attached to this report as Exhibit 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company issued the Warrant pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) available under Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Warrant, the Company intends to file a registration statement relating to the resale of the Company’s Common Stock underlying the Warrant, subject to the registration rights provisions of the Warrant.

Item 8.01 Other Events.

On February 23, 2026, the Company issued a press release titled “Atara Biotherapeutics Provides a Business Update”. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Amendment No. 1 to the Purchase and Sale Agreement, by and between Atara Biotherapeutics, Inc. and HCR Molag Fund L.P., dated as of February 20, 2026

99.1	Press Release dated February 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: February 23, 2026	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)